UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: June 16, 2005
Date of earliest event reported: June 16, 2005

PFIZER INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3619	13-5315170
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
235 East 42nd Street New York, New York (Address of principal executive offices)
10017 (Zip Code)

Registrant's telephone number, including area code:

(212) 573-2323

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
On June 16, 2005, Pfizer Inc. issued a press release announcing that it has entered into a definitive merger agreement with Vicuron Pharmaceuticals, Inc. (“Vicuron”) whereby Pfizer will acquire Vicuron, a biopharmaceutical company focused on the development of novel anti-infectives for both hospital-based and community-acquired infections.

Under the merger agreement, Pfizer will acquire all outstanding shares of Vicuron common stock at a price of $29.10 per share in cash, for an aggregate equity purchase price of approximately $1.9 billion. This price represents a 74 percent premium over Vicuron's 90 day average closing share price and a 21 percent premium over Vicuron’s highest historical closing price of $24.10 on January 16, 2004.

A copy of the press release is included as Exhibit 99 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits
Exhibit 99	Press Release of Pfizer Inc. dated June 16, 2005

SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

PFIZER INC.

By: /s/ Margaret M. Foran Margaret M. Foran
Title: Vice President-Corporate Governance and Secretary
Dated:June 16, 2005

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release of Pfizer Inc. dated June 16, 2005.